Exhibit 99.1

QuinStreet Reports Second Quarter Fiscal Year 2017 Financial Results

FOSTER CITY, CA – February 8, 2017 — QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketing products and technologies, today announced financial results for the second quarter ended December 31, 2016.

For the second quarter, the Company reported total revenue of $65.6 million and GAAP net loss of $7.9 million, or ($0.17) per share. Adjusted EBITDA loss for the second quarter was $(273,000) and adjusted net loss was $1.7 million, or $(0.04) per share. The Company incurred $2.4 million in charges in the quarter related to the restructuring announced in November.

The Company generated $0.9 million in operating cash flow in the second quarter, net of $1.1 million of cash outlays related to the restructuring. The Company also paid off its $15.0 million in outstanding debt and repurchased $1.0 million of its common stock, ending fiscal Q2 with net cash of $37.5 million versus $38.6 million at the end of fiscal Q1.

“Fiscal Q2 results were generally consistent with our expectations, with revenue up about 1% year-over-year,” commented Doug Valenti, QuinStreet CEO. “We continued to see strong growth in the Financial Services client vertical, our largest business. Education remained challenging, but recent tone and trends are more encouraging.

“As previously projected, we expect adjusted EBITDA margin and cash flow to improve significantly in the March and June quarters due to top line leverage and to cost reductions from our recent restructuring. Top line leverage should result from the seasonal strength of the March and June quarters and from increases in client spending due to improving insurance industry loss ratios,” continued Valenti.

Reconciliations of adjusted net loss to GAAP net loss and adjusted EBITDA to GAAP net loss are included in the accompanying tables.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial +1 (888) 765.5576 or +1 (913) 312.1516 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com and via replay beginning approximately two hours after the completion of the call by registering online at: https://jsp.premiereglobal.com/webrsvp and using passcode 6404615 to obtain dial-in information for the replay. Dial-in information for the replay will be available beginning one day prior to the conference call and the conference call replay will be available through Wednesday, February 15, 2017 at 4:30 p.m. PT.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net loss and adjusted diluted net loss per share, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net loss less (provision for) benefit from taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net and restructuring expense. The term “adjusted net loss” refers to a financial measure that we define as net loss adjusted for amortization expense, stock-based compensation expense and restructuring expense, net of estimated taxes. The term “adjusted diluted net loss per share” refers to a financial measure that we define as adjusted net loss divided by weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net loss and adjusted diluted net loss per share may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net loss and adjusted diluted net loss per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreement.

Adjusted net loss and adjusted diluted net loss per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets) and other non-recurring charges. The Company believes that analysts and investors use adjusted net loss and adjusted diluted net loss per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will”, “believe”, “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results are contained in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2016, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	June 30,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$37,496	$53,710
Accounts receivable, net	41,118	47,218
Prepaid expenses and other assets	6,823	7,055

Total current assets	85,437	107,983
Property and equipment, net	6,930	7,678
Goodwill	56,118	56,118
Other intangible assets, net	6,674	10,081
Other assets, noncurrent	10,813	11,242

Total assets	$165,972	$193,102

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,422	$19,814
Accrued liabilities	23,306	27,705
Deferred revenue	1,249	1,200
Debt	—	15,000

Total current liabilities	44,977	63,719
Other liabilities, noncurrent	4,381	4,631

Total liabilities	49,358	68,350

Stockholders’ equity:
Common stock	46	45
Additional paid-in capital	261,224	257,950
Accumulated other comprehensive loss	(412)	(418)
Accumulated deficit	(144,244)	(132,825)

Total stockholders’ equity	116,614	124,752

Total liabilities and stockholders’ equity	$165,972	$193,102

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Net revenue	$65,610	$64,961	$139,048	$137,350
Cost of revenue (1)	61,657	60,346	129,465	126,264

Gross profit	3,953	4,615	9,583	11,086
Operating expenses: (1)
Product development	3,314	3,843	7,268	8,287
Sales and marketing	2,168	2,982	4,758	6,604
General and administrative	3,794	4,138	7,825	8,358
Restructuring charges	2,403	—	2,403	—

Operating loss	(7,726)	(6,348)	(12,671)	(12,163)
Interest income	36	10	57	16
Interest expense	(135)	(145)	(291)	(278)
Other (expense) income, net	(25)	65	110	8

Loss before income taxes	(7,850)	(6,418)	(12,795)	(12,417)
(Provision for) benefit from taxes	—	(40)	1,376	(405)

Net loss	$(7,850)	$(6,458)	$(11,419)	$(12,822)

Net loss per share:
Basic	$(0.17)	$(0.14)	$(0.25)	$(0.29)

Diluted	$(0.17)	$(0.14)	$(0.25)	$(0.29)

Weighted average shares used in computing net loss per share:
Basic	45,731	45,127	45,700	44,982
Diluted	45,731	45,127	45,700	44,982

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$728	$930	$1,699	$1,857
Product development	471	527	1,007	1,185
Sales and marketing	220	509	577	981
General and administrative	681	768	1,424	1,500
Restructuring charges	42	—	42	—

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Cash Flows from Operating Activities
Net loss	$(7,850)	$(6,458)	$(11,419)	$(12,822)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,950	3,772	6,323	7,716
Provision for sales returns and doubtful accounts receivable	116	707	211	634
Stock-based compensation	2,142	2,734	4,749	5,523
Gain on sales of domain names	—	(51)	(143)	(116)
Other adjustments, net	9	—	(4)	—
Changes in assets and liabilities:
Accounts receivable	3,069	4,609	5,889	5,062
Prepaid expenses and other assets	1,134	(9,445)	560	(3,945)
Deferred taxes	—	—	—	(8)
Accounts payable	(49)	(1,845)	627	(2,945)
Accrued liabilities	(719)	(2,210)	(4,502)	(3,883)
Deferred revenue	212	93	49	31
Other liabilities, noncurrent	(131)	(112)	(250)	(210)

Net cash provided by (used in) operating activities	883	(8,206)	2,090	(4,963)

Cash Flows from Investing Activities
Capital expenditures	(203)	(654)	(604)	(1,143)
Internal software development costs	(487)	(655)	(1,182)	(1,931)
Proceeds from sales of domain names	—	51	143	91
Other investing activities	(44)	—	(97)	—

Net cash used in investing activities	(734)	(1,258)	(1,740)	(2,983)

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	—	26	—	26
Withholding taxes related to restricted stock, net of share settlement	(189)	(425)	(536)	(1,748)
Repurchases of common stock	(1,043)	—	(1,043)	—
Repayment of revolving loan facility	(15,000)	—	(15,000)	—

Net cash used in financing activities	(16,232)	(399)	(16,579)	(1,722)

Effect of exchange rate changes on cash and cash equivalents	13	(47)	15	(50)
Net decrease in cash and cash equivalents	(16,070)	(9,910)	(16,214)	(9,718)
Cash and cash equivalents at beginning of period	53,566	60,660	53,710	60,468

Cash and cash equivalents at end of period	$37,496	$50,750	$37,496	$50,750

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET LOSS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Net loss	$(7,850)	$(6,458)	$(11,419)	$(12,822)
Amortization of intangible assets	1,691	2,247	3,639	4,656
Stock-based compensation	2,100	2,734	4,707	5,523
Restructuring	2,403	—	2,403	218
Tax impact after non-GAAP items	—	—	—	—

Adjusted net loss	$(1,656)	$(1,477)	$(670)	$(2,425)

Adjusted diluted net loss per share	$(0.04)	$(0.03)	$(0.01)	$(0.05)

Weighted average shares used in computing adjusted diluted net loss per share	45,731	45,127	45,700	44,982

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Net loss	$(7,850)	$(6,458)	$(11,419)	$(12,822)
Interest and other expense, net	124	70	124	254
Provision for (benefit from) taxes	—	40	(1,376)	405
Depreciation and amortization	2,950	3,772	6,323	7,716
Stock-based compensation	2,100	2,734	4,707	5,523
Restructuring	2,403	—	2,403	218

Adjusted EBITDA	$(273)	$158	$762	$1,294